Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of KeyCorp:

Form S-3 No. 333-55959

Form S-3 No. 333-59175

Form S-3 No. 333-64601

Form S-3 No. 333-76619

Form S-3 No. 333-151608

Form S-3 No. 333-174865

Form S-3 No. 333-196641

Form S-4 No. 333-146456

Form S-8 No. 333-49609

Form S-8 No. 333-70669

Form S-8 No. 333-70703

Form S-8 No. 333-70775

Form S-8 No. 333-72189

Form S-8 No. 333-92881

Form S-8 No. 333-45320

Form S-8 No. 333-45322

Form S-8 No. 333-99493

Form S-8 No. 333-107074

Form S-8 No. 333-107075

Form S-8 No. 333-107076

Form S-8 No. 333-109273

Form S-8 No. 333-112225

Form S-8 No. 333-116120

Form S-8 No. 333-167093

Form S-8 No. 333-188703

Form S-8 No. 333-208272

of our report dated February 10, 2016, with respect to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of First Niagara Financial Group, Inc. incorporated by reference therein and to the reference to our firm under the heading “Experts” in these registration statements, as applicable.

/s/ KPMG LLP

Buffalo, New York

September 6, 2016